                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 12a-6(e)(2))

[X]  Definitive Proxy Statement
[X]  Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                             HEARTLAND GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

                                Not Applicable
                ----------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     5)   Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ---------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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

                        IMPORTANT QUESTIONS AND ANSWERS
           REGARDING THE PROPOSED PLAN OF LIQUIDATION AND DISSOLUTION
                           FOR THE MID CAP VALUE FUND


Although you should read the full text of the enclosed proxy statement, we hope the following information will assist you in understanding the voting procedures and information on the Proposal itself. After reading this information and the proxy statement, please vote promptly. Your prompt vote will help avoid the expense of having to solicit your proxy again.

GENERAL INFORMATION


Why is the Plan of Liquidation needed?

As is described in the previous letter, your Board of Directors feels that the Mid Cap Value Fund is no longer viable due to competitive performance challenges, a shrinking asset base and the prospect of continued negative cash flows.

Why doesn't the Board propose to merge the Mid Cap Value Fund into another Heartland Equity Fund?

The Board realizes that most investors purchased the Fund with the express purpose of having it represent a specific market capitalization in their portfolio. Rather than move investors into another fund with a different market cap range, they chose to let investors make that decision by exchanging before the liquidation or taking their liquidation proceeds. Because it is expected that most investors will not have any unrealized gains, the benefit of a tax-free merger was not a material consideration.

Who is asking for my vote?

The Board of Directors of your Fund is soliciting your vote. Your directors, a majority of whom are independent of Heartland Advisors, unanimously approved the Proposal and recommend that you vote in favor of liquidating the Mid Cap Value Fund.

Assuming the Plan of Liquidation is approved, what options do I have with my Mid Cap Value Fund investment?

You can choose to wait for the Fund liquidation to be approved by shareholder vote, at which time you will receive your portion of the liquidation proceeds based upon the number of shares that you own and the final net asset value of the Fund. If your account is held in an IRA or tax-sheltered retirement plans sponsored by the Fund for which Firstar Bank, N.A. serves as custodian and you have not exchanged or redeemed your account or transferred or rolled over your IRA or plan assets, Firstar Bank, N.A. will resign as custodian effective on the date of liquidation and distribute your assets by mailing a check to your address of record, and mandatory federal income tax will apply to the distribution.

You can also choose to exchange or redeem your Mid Cap Value Fund shares at any time prior to the scheduled December liquidation date (if Proposal is approved).
If you choose to exchange into another Heartland Fund, please call our Shareholder Services Department at 1.800.432.7856 or your financial intermediary for a prospectus. Or review and download a current prospectus at www.heartlandfunds.com.

What are the tax consequences of the Plan of Liquidation?

An exchange, redemption or liquidation transaction is considered a taxable event to shareholders with taxable accounts. Shareholders will recognize a gain or loss with respect to Fund assets they receive based on the difference between the value of those assets at the time of liquidation and the shareholder's tax basis. The gain or loss will be characterized as long-term or short-term depending on whether the investment was held for more or less than 1 year. It is likely that most shareholders will have a tax loss position.

SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISERS FOR ADVICE REGARDING THE TAX CONSEQUENCES OF THIS PLAN GIVEN THEIR PARTICULAR SITUATION.

How will the Fund be managed until liquidation?

The Fund will be managed according to its current prospectus guidelines and investment policies until the Shareholder Meeting is conducted and the Plan of Liquidation is approved. The management team will monitor cash outflows and will retain appropriate liquidity to meet potential exchange and redemption activity prior to the liquidation date. Upon the Plan's approval, the Fund's remaining invested assets will be sold in the open market. Heartland Advisors believes that virtually all of the securities retain market liquidity, and that transaction costs (primarily brokerage fees) incurred by the Fund and its shareholders in connection with the liquidation should not be significant.

Will I be able to make additional investments in the Mid Cap Value Fund?

Effective October 29, 1999, all purchases of Mid Cap Value Fund shares will be suspended. If you have an automatic investment plan, automatic exchange or reinvestment of another Heartland fund's distributions into the Mid Cap Value fund, these programs will be automatically suspended on your account on October 29, 1999. Please call Heartland Shareholder Services at 1.800.432.7856 or your financial intermediary if you would like to discuss your options.

Will I be able to make redemptions from the Mid Cap Value Fund?

Yes, you will be able to place redemption orders for your Mid Cap Value Fund on any business day through and including the date of liquidation. However, if you have a systematic withdrawal plan or automatic exchange out of the Mid Cap Value Fund, that program will be automatically suspended on October 29, 1999. Please call Heartland Shareholder Services at 1.800.432.7856 or your financial intermediary to discuss your options.

Whom do I call if I have questions after I read these materials?

If you have questions about the meeting or the proposal after you read this information and the proxy statement, please call one of our knowledgeable Shareholder Services representatives at our special proxy toll free number
1.800.611.0493 or 414.289.7000. Please note that if you hold your Mid Cap Value Fund position(s) through an intermediary, you may receive a call from our proxy solicitor, D.F. King & Co., Inc., reminding you to vote and offering their assistance in the voting process.

VOTING PROCEDURES

How many votes am I entitled to cast?

With the enclosed proxy statement, you should have received a separate proxy card for each account you hold in the Mid Cap Value Fund. You are entitled to one vote for each share held in your account(s) as of the record date, October 4, 1999. The number of shares you owned on that date is stated on the enclosed proxy card(s).

How do I vote my shares?

You may vote in two easy ways. Please choose the way that is most convenient for you.

By Phone: If you hold your shares directly with the Mid Cap Value Fund's transfer agent (and not through an intermediary such as a broker/dealer), you may vote by calling the telephone number listed on your proxy card. You also will need to provide the control number on your card. Please note that the telephone number listed on your proxy card is for the agent of our proxy tabulator and not a number for the Heartland Funds.

If you hold your shares through an intermediary, please refer to your proxy card to determine if their agent permits you to vote by phone or via an Internet site. Be sure to follow the instructions provided with the proxy card.

You do not need to return your proxy card if you vote via phone or Internet site.

By Mail: Vote by completing and signing the enclosed proxy card and mailing it in the enclosed postage paid envelope. Please be sure to sign your name exactly as it appears in the account registration shown on the proxy card. If you are signing as an officer of a company, a trustee or other fiduciary, please indicate your capacity next to your signature. Please do not enclose any purchase checks or other information with your proxy card because the envelope will be mailed directly to your Fund's proxy tabulator.

                         [Heartland Funds Letterhead]


October 11, 1999


Dear Mid Cap Value Fund Shareholder:

I am writing to you today to ask you to vote on a proposed Plan of Liquidation and Dissolution for the Mid Cap Value Fund. This action requires the approval of the majority of shareholders of record and a formal vote will be conducted at a special shareholder meeting scheduled for November 30, 1999.

Your Board of Directors, the majority of whom are not affiliated with Heartland Advisors, has unanimously approved the proposed Plan and recommends that you vote in favor of approving the proposal. This package contains information about the proposal and includes all of the materials you will need to vote.

Why is your Board and Fund Management taking this action?

The enclosed proxy statement covers in detail the background and reasoning for the Plan. However, it can be summarized as follows:

 .  The past 15 months has seen the Fund substantially underperform its index
   (S&P 400) and Morningstar and Lipper peer group averages.

 . This level of underperformance has caused the Fund's assets to retreat from a high of $50 million achieved in June, 1998 to approximately $7.0 million as of September 30, 1999. Heartland Advisors is not optimistic that the Fund's longer-term track record will be able to substantially turn around in the near term. Because of the challenging competitive performance, and with so many historically better performing investment alternatives available to investors, it is likely that shareholders will conduct additional cash redemptions causing a further decline of the Fund's assets.

 . Because of these factors, your Board has determined that the Fund is no longer viable and that it is in the best interests of the Fund's shareholders to liquidate the Fund.

Following you will find the detailed proxy statement for this Proposal prefaced with a question and answer summary. After you have taken the time to carefully review the material, we ask you to vote promptly by either completing and returning the enclosed proxy card or by calling our special toll free number on the card. Any further questions you may about the Proposal can also be addressed by calling our Shareholder Services Department at 1-800-611-0493.

Thank you for your time and attention to this matter and please note that you will receive a separate proxy card for each Mid Cap Value Fund account you hold.

Sincerely,



William J. Nasgovitz,
President

                             HEARTLAND GROUP, INC.
                          Heartland Mid Cap Value Fund

                           790 North Milwaukee Street
                           Milwaukee, Wisconsin 53202
(  414) 289-7000
                             www.heartlandfunds.com

                            -----------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               November 30, 1999
                             --------------------


To the Shareholders of
HEARTLAND MID CAP VALUE FUND

     A Special Meeting of the Shareholders ("Meeting") of the Heartland Mid Cap Value Fund (the "Fund") of Heartland Group, Inc. will be held in the Wisconsin Room on the Eighth Floor of the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin on November 30, 1999, at l0:00 a.m. local time, for the following purposes:

     1. To consider and adopt a Plan of Liquidation pursuant to which the Fund's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders; and

     2. To transact such other business as may properly come before the meeting.

     Shareholders of record as of the close of business on October 4, 1999, are entitled to notice of and to vote at the Meeting. If you do not sign and return the proxy card promptly, the Fund may incur the additional expense of subsequent mailings in order to have a sufficient number of cards signed and returned.


                                    By Order of the Board of Directors



                                    JILAINE HUMMEL BAUER
                                    Secretary

October 11, 1999

Shareholders are invited to attend the special meeting in person. Any shareholder who does not expect to attend the special meeting is urged to vote promptly by completing and returning the enclosed proxy, in the envelope provided. Your vote is important, no matter how large or small your holdings may be.

                             HEARTLAND GROUP, INC.
                          Heartland Mid Cap Value Fund
                           790 North Milwaukee Street
                           Milwaukee, Wisconsin 53202
                             ---------------------

                                PROXY STATEMENT
                        Special Meeting of Shareholders
                               November 30, 1999
                              -------------------

                                 INTRODUCTION

     This Proxy Statement is furnished to the shareholders of the Heartland Mid Cap Value Fund (the "Fund") by its Board of Directors in solicitation of shareholder votes at the Fund's Special Meeting of Shareholders ("Meeting"). The meeting is scheduled to be held on the Eighth Floor of the Milwaukee Athletic Club on November 30, 1999 at 10:00 a.m., local time. The address of the Milwaukee Athletic Club is 758 North Broadway, Milwaukee, Wisconsin. The purpose of the meeting is to consider and vote on a Plan of Liquidation of the Heartland Mid Cap Value Fund ("Fund"). The Board of Directors, including all of the independent directors, recommends that you vote in favor of the Proposal. Subject to Shareholder approval, the liquidation would take place on or about December 3, 1999.

     Only the shareholders of record at the close of business on October 4, 1999 ("the Record Date") are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. As of the Record Date there were 709,744,435 issued and outstanding shares of common stock of the Fund. Each share issued and outstanding will be entitled to one vote, and each fractional share issued and outstanding will be entitled to a proportionate share of one vote, at the Meeting. The Notice of Special Meeting, Proxy Statement and the form of Proxy was first mailed to shareholders on or about October 11, 1999.

                      SOLICITATION AND VOTING INFORMATION

Quorum. One-third of the shares outstanding on the Record Date, represented in person or by Proxy, must be present for the transaction of business at the Meeting. If a quorum is present at the Meeting, but sufficient votes to approve the Plan are not received, the persons named as Proxies (or their substitutes) may propose one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by Proxy. The persons named as Proxies will vote those Proxies that they are entitled to vote FOR adoption of the Plan in favor of an adjournment, and will vote those Proxies required to be voted AGAINST adoption of the Plan against such adjournment. A share holder vote may be taken on the Plan prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

Required Vote. The favorable vote of the holders of "the majority of the outstanding shares entitled to vote," either in person or by Proxy, at the Meeting, provided a quorum is present, is required for adoption of the Plan. The Investment Company Act of 1940 defines "a majority of the outstanding shares entitled to vote" for this purpose as the lesser of: (a) more than fifty percent (50%) of all outstanding shares entitled to vote; or (b) at least two-thirds of all shares entitled to vote which are represented in person or by proxy at a meeting at which more than 50% of the outstanding shares are represented either in person or by proxy. The duly appointed proxies may, in their discretion, vote upon such other matters as may properly come before the meeting.

     A Proxy may be revoked at any time prior to its use (a) by written notice of its revocation to the Secretary of the Fund at the above address prior to the Meeting; (b) by the subsequent execution and return of another Proxy prior to the Meeting; or (c) by being present and voting at the meeting, and giving oral notice of revocation to the Chairman of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of your Proxy.

     Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to the Plan. "Broker non-votes" are shares held by a broker or nominee for which an executed Proxy is received by the Fund, but are not voted as to the Plan because instructions have not been received from the beneficial owners or person entitled to vote and the broker or nominee does not have discretionary voting power.

Proxy Solicitation. Solicitation of proxies will be conducted principally by the mailing of this Proxy Statement and the accompanying proxy card. Proxies also may be solicited in person, by telephone, or by facsimile by the Fund's investment advisor, Heartland Advisors, Inc. ("Heartland Advisors") or D.F. King & Co., Inc. Authorizations to execute proxies may be obtained by telephone or electronically. If proxies are executed pursuant to telephonic or electronic authorization, Heartland will use procedures designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded.

     Expenses in connection with the solicitation of proxies, including any expenses in connection with telephone voting, will be borne by the Fund's investment advisor, Heartland Advisors. Upon request, Heartland Advisors will reimburse brokers, dealers, banks and voting trustees, or their nominees, for reasonable expenses incurred in forward ing copies of the proxy materials to the beneficial owners of shares which such persons hold of record. Additional solicitation may be performed by officers and employees of Heartland Advisors, without special compensation, or by third party solicitors. The Fund has engaged D.F. King & Co., Inc. to be available to assist in the solicitation of proxies, if needed, for estimated fees of up to approximately $10,000 plus reasonable out-of-pocket expenses.


                                    PROPOSAL
                      ADOPTION OF THE PLAN OF LIQUIDATION
                                  OF THE FUND

     At a meeting of the Fund's Board of Directors held on September 15, 1999, the Directors approved a resolution to recommend to the Fund's shareholders that the Fund be liquidated in accordance with the Plan. A copy of the Plan is attached as Appendix A to this Proxy Statement. All descriptions of the Plan in this Proxy Statement are qualified in their entirety by reference to the terms of the Plan.

     If the Plan is adopted by the Fund's shareholders, the Board of Directors will proceed on behalf of the Fund to implement the provisions of the Plan as expeditiously as they deem practicable and in accordance with Maryland law. Such action will include, among other things, distribution to the shareholders of the Fund's remaining assets, which will be converted to cash, and termination of the Fund. The Advisor voluntarily has agreed to pay out of its own funds all costs of the liquidation, including the costs of preparing, printing and mailing this proxy statement, proxy solicitation and tabulation fees and other costs associated with the Meeting, legal fees and accounting fees, but excluding brokerage commissions incurred by the Fund in selling its portfolio securities, which will be borne by the Fund.

Background of and Reason for the Plan

     As of September 30, 1999 total assets of the Fund stood at approximately $7.0 million, after peaking at over $50 million in the spring of 1998. The decline in assets is attributable to both depreciation in the market prices of securities in the Fund's investment portfolio and shareholder redemptions. The table below shows the SEC standardized average annual total returns for the Mid Cap Value Fund for the periods indicated, and compares those returns to the average annual total returns of the S&P Mid Cap 400 Index for the same periods.

The S&P Mid Cap 400 Index is an unmanaged index of 400 stocks generally representative of the mid cap market.

           Average Annual Total Return (through September 30, 1999)
           --------------------------------------------------------

                                 One Year           Since Inception (10/11/96)
                                 --------           --------------------------
Mid Cap Value Fund                15.66%                     -1.33%

S&P Mid Cap 400 Index             25.50%                     17.87%

     Since October 1, 1997, Heartland Advisors has been subsidizing the Fund's results of operations by voluntarily waiving fees and/or reimbursing expenses. Heartland Advisors voluntarily has agreed to waive fees and reimburse expenses of the Fund through April 30, 2000, so that the Fund's annual operating expenses will be capped at 1.25% of average net assets. The table below shows the Fund's actual annual operating expenses and the effect of Heartland Advisors' voluntary waivers and reimbursements for the periods indicated. All expense ratios are expressed as a percentage of the Fund's average net assets for the relevant period. If the Plan is not approved, Heartland Advisors is unlikely to continue subsidizing the Fund after April 30, 2000.

                                                                                               For the Six Months Ended
                                                For the Year Ended                                   June 30, 1999
                                                December 31, 1998                                     (Annualized)
                                  ---------------------------------------------    ----------------------------------------------
                                        Ratio               Dollar Amount                 Ratio               Dollar Amounts
                                  ------------------   ------------------------    ------------------    ------------------------
Management fees                          0.75%                $ 308,896                   0.75%                 $ 186,306

Distribution (12b-1) fees                0.25                   102,965                   0.25                     62,102

Other Expenses                           0.34                   136,679                   0.81                    200,024
                                        -----                 ---------                  -----                   --------
Total fund operating expenses            1.34                   548,540                   1.81                    448,432

Fee waiver and expense reim-            (0.09)                  (43,246)                 (0.56)                  (138,882)
bursement                               -----                 ---------                  -----                   --------

Net fund operating expenses              1.25%                $ 505,294                   1.25%                 $ 309,550
                                        =====                 =========                  =====                   ========

-----------------


     Although Heartland Advisors continues to believe in the "value" investment style and further believes mid cap companies offer a rich opportunity for value investors, it has concluded that the Fund's performance record makes it unlikely that the Fund can achieve meaningful asset growth in the near-term that is required for the Fund to become economically viable and competitive. It is expected that net redemptions will continue making improvements in performance even more difficult.

     Heartland Advisors believes there are a number of reasons for the Fund's under performance. The extended bear market in stocks of companies with mid and small capitalizations has caused the fund to underperform broad-based market indices. In addition, the Fund has underperformed its mid-cap peer group as measured by the S&P Mid Cap 400 Index and other mutual funds in mid cap categories compiled by independent rating services because, among other reasons, the median market cap size for the Fund has tended to be on the lower end of the range of market capitalizations of companies within the index and mutual funds within the categories. Finally, the fund's "value" style of investing, which involves selecting stocks that are believed to be undervalued relative to company stock prices, has not done well in recent months during which the stock market has favored a "growth" style of investing which focuses on growth rates


     Heartland Advisors believes the Fund will continue to experience net redemptions adversely affecting Fund expenses and investment performance. Given this outlook and the Fund's under performance, the Board of Directors has determined that the Fund is no longer viable, and that it is in the best interests of the Fund's shareholders to liquidate the Fund. The Board of Directors recognizes that a liquidation is a taxable transaction, but they believe few shareholders will recognize taxable gain as a result of the liquidation. See "Tax Consequences of the Plan to Shareholders" below.

Plan of Liquidation

     If the Plan is approved by shareholders, Heartland Advisors will proceed to sell all of the Fund's portfolio securities and other assets for cash. The Fund will apply the cash proceeds to the payment, satisfaction and discharge of all its existing debts and obligations and distribute the remaining proceeds to shareholders in a liquidating distribution. Thereafter, the Fund will terminate its operations, and wind up its affairs.

     If the Plan is approved on November 30, 1999, the Fund expects the liquidating distribution will be paid to shareholders on December 3, 1999. However, the exact date of the distribution depends on the time required to liquidate the assets of the Fund. Thus, while the Fund will be liquidated as expeditiously as is prudent upon approval of the Plan, there can be no guarantee that the liquidation will in fact be completed on December 3, 1999.

     Shareholders may redeem their shares at net asset value on any business day through and including the date of the liquidating distribution. Shareholders are directed to the section titled "Redeeming Shares" in the Fund's Prospectus for more information on redemptions. No shareholder will have any dissenter's rights or right of appraisal with respect to the liquidation and dissolution of the Fund.

Tax Consequences of the Plan to Shareholders

     The following is a summary of the federal income tax consequences of implementing the Plan to shareholders. Shareholders should consult with their own tax advisers for advice regarding the application of current federal tax law in their particular situations and with respect to state, local, foreign, and other tax consequences of the plan.

     The liquidation will be a taxable transaction to shareholders. Shareholders will recognize a gain or loss with respect to liquidation proceeds they receive, based on the difference between the value of those proceeds and the shareholder's tax basis in the Fund shares surrendered in the liquidation. The gain or loss will be a long-term capital gain or loss if a shareholder has held the Fund shares as a capital asset for more than one year.

     The deduction of capital losses in excess of capital gains is limited. All capital gains and losses recognized by a shareholder in a year must be totaled, and any capital loss will be deductible only to the extent of capital gains plus, in the case of a non-corporate taxpayer, up to $3,000 of ordinary income. Non-corporate shareholders may carry forward their net capital loss in future years until the loss is exhausted. A corporation may not use a capital loss to offset ordinary income, but generally may carry a capital loss back three years and forward for five years. Currently the maximum federal ordinary income tax rate for an individual is 39.6%, and the maximum long-term capital gains tax rate is 20%. Short-term capital gains that are not offset against capital losses are taxed at the taxpayer's ordinary income tax rate.

     Immediately prior to completion of the liquidation, the Fund will make a final distribution of its net investment income and short-term capital gains, if any, which will be taxable to each shareholder as ordinary income. The Fund will also recognize gain or loss on the disposition of its portfolio securities in connection with the liquidation. It is expected that the Fund will have net capital losses at the time of liquidation. Therefore, if there are any net capital gains recognized by the Fund from such disposition, those gains will likely be offset by the Fund's capital loss carry forwards and thus will not need to be recognized by the shareholders for tax purposes. The balance of the Fund's net capital loss carry forwards, if any, after disposition of its portfolio securities will not carry over or otherwise be available to offset any capital gains that the Fund shareholders may have in the future.

     The consummation of these and the other transactions contemplated by the Plan will be treated as a plan of complete liquidation for tax purposes.

     The Board of Directors of the Fund recommends that you vote FOR approval of the plan of liquidation.


                                 OTHER BUSINESS

     The Board of Directors has not been informed and is not aware that any other business will be brought before the Meeting other than the matter set forth in this Proxy Statement. However, it is the intention of the persons acting pursuant to the enclosed Proxy card to vote the shares represented by such Proxies in accordance with their best judgment with respect to any other matter that may be properly presented to the Meeting or any adjournment thereof. By signing and returning your Proxy card, you give the Proxy holder discretionary authority as to any such matter or matters.


                               SECURITY OWNERSHIP

     The following table sets forth information with respect to each shareholder that was known to hold of record or beneficially own 5% or more of the outstanding shares of the Fund as of September 17, 1999:

                              Number of Shares
 Name and Address         and Nature of Ownership        Percent of Fund
 ----------------         -----------------------        ---------------
 Charles Schwab &
  Co., Inc.                       209,578                     21.7%
 Attn: Mutual Funds
 101 Montgomery Street
 San Francisco,
 CA 94104-4122

     As of September 17, 1999, the current Directors and Executive Officers of the Fund beneficially owned shares of the Fund as follows:

 Name                                           Number of Shares Beneficially Owned
 ----                                           -----------------------------------
 William J. Nasgouitz                                         9,344
 Kenneth J. Della                                             1,136
 Patrick J. Retzer                                           18,703
 Paul T. Beste                                                1,035
 Directors and Executive Officers as a group
  (11 Persons)                                               30,218


(1) Includes 18,703 shares as to which the reporting person had sole voting power, but as to which he disclaims beneficial ownership.

                             ADDITIONAL INFORMATION

Financial Statements

     The Fund's audited financial statements, the related footnotes and the Report thereon of PricewaterhouseCoopers, LLP, independent public accountants, contained in the Fund's Annual Report to Shareholders as of December 31, 1998 and for the fiscal year then ended are hereby incorporated by reference. The unaudited financial statements and related notes of the Fund contained in its Semi-Annual Report to Shareholders as of June 30, 1999 and for the period then ended are hereby incorporated by reference. The Fund's Annual and Semi-Annual Reports to Shareholders may be obtained as described below under the caption "Reports to Shareholders".

Service Providers

     Heartland Advisors, 790 North Milwaukee, Street, Milwaukee, Wisconsin 53202, is the Fund's investment advisor. It also serves as the Fund's principal distributor and administrator. Firstar Bank Milwaukee, N.A., 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, is the Fund's custodian, and Firstar Mutual Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, is the Fund's transfer and dividend disbursing agent.

     PricewaterhouseCoopers LLP, 100 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, serves as independent accountants and auditors to the Fund. Representatives of PricewaterhouseCoopers are expected to be present at the Meeting, and will be provided an opportunity to make a statement if they so choose and will be available to respond to appropriate questions.

Shareholder Meetings

     The Fund is not required to hold annual meetings of shareholders. The Fund is not required to hold a shareholder meeting in any year in which the election of directors, approval of an investment advisory agreement or ratification of the selection of independent public accountants is not required to be acted upon. Meetings of shareholders of the Fund will be held when and as determined to be necessary by the Board of Directors and as required by the Investment Company Act of 1940. However, shareholders of the Fund wishing to submit proposals for inclusion in a proxy statement for any future shareholder meetings should send their written proposals to the Secretary of the Fund, c/o Heartland Advisors, Inc., 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

Reports to Shareholders

     The Fund's Annual Report dated December 31, 1998, and Semi-Annual Report dated June 30, 1999, have been sent to shareholders of the Fund. Upon request, the Fund will furnish to shareholders, without a charge, a copy of its Annual and Semi-Annual Reports. All shareholder requests should be directed to Heartland Advisors, Inc., 790 North Milwaukee Street, Milwaukee, Wisconsin 53202, by telephoning 1-800-432-7856 or by contacting our website at www.heartlandfunds.com. The SEC also maintains a website at www.sec.gov that contains documents filed by the Fund. Shareholders can read and print them by entering the EDGAR database on the SEC's website and following the directions.

                                    By Order of the Board of Directors



                                    JILAINE HUMMEL BAUER
                                    Secretary

Milwaukee, Wisconsin

October 11, 1999

                                                                      Appendix A


                             HEARTLAND GROUP, INC.
                          HEARTLAND MID CAP VALUE FUND
                              PLAN OF LIQUIDATION


     The following Plan of Liquidation (the "Plan") of the Heartland Mid Cap Value Fund (the "Fund") shall be effective only upon the approval of the Plan at a Special Meeting of Shareholders by the affirmative vote of the holders of a majority of the outstanding shares of the Fund as of the Record Date.

Article I.    Actions to be Taken Prior to Liquidation of the Fund:

     (a) As directed by the Board of Directors, the Fund shall proceed with the business of winding up its affairs.

     (b) The proper officers of the Fund are hereby authorized to perform such acts, execute and deliver such documents, and do all the things as may be reasonably necessary or advisable to complete the liquidation and dissolution of the Fund, including, but not limited to, the following: (i) fulfill or discharge the contracts of the Fund; (ii) collect the Fund's assets; (iii) sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property and assets of the Fund to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind; (iv) discharge or pay the liabilities of the Fund;
              (v) prosecute, settle or compromise claims of the Fund or to which the Fund is subject; (vi) file final state and federal tax returns and any amendments thereto; and (vii) do or cause to be done all other acts necessary or appropriate to liquidate the business of the Fund.

Article II.   State and Regulatory Filings; Delisting

     (a) The proper officer(s) shall prepare (or have prepared) and file with the Maryland Department of Assessments and Taxation Articles Supplementary to Heartland Group, Inc.'s Articles of Incorporation reflecting the elimination of the series of Heartland Group, Inc.'s Common Stock known as the Heartland Mid Cap Value Fund.

     (b) The proper officer(s) shall make any other filings that are required under the Maryland General Corporation Law in order for the Fund to be liquidated.

     (c) The proper officer(s) will notify the Commodity Futures Trading Commission and the National Futures Association of the Fund's termination, if necessary or appropriate.

Article III.  Liquidation Procedures

     (a) The proper officer(s) of the Fund shall cause to be prepared a notice to shareholders to prove their interests in the Fund, and to mail such notice, together with a form of letter of transmittal for the surrender of share certificates and such other information as said officers shall find necessary or desirable, to shareholders of record of the Fund as of October 4, 1999, selected by the said officers.

     (b) The proper officer(s) of the Fund shall apply the Fund's assets to the payment, satisfaction and discharge of all existing debts and obligations of the Fund, including necessary expenses of liquidation, and distribute in one or more payments the remaining assets and all dividend income and investment company net capital gain among the shareholders of the Fund, with each shareholder receiving his proportionate share of each payment.

     (c) The proper officer(s) of the Fund may, if such officers deem it appropriate, establish a reserve to meet the costs of its liquidation, including the costs of its deregistration as an investment company under the 1940 Act and its required tax filings, and any contingent liabilities of the Fund, including any claims or actions to which the Fund is or may be subject, and any amount that is placed in such reserve shall be deducted from the net assets distributable to shareholders until the contingent liabilities have been settled or otherwise determined and discharged.

     (d) In the event that the Fund is unable to distribute all of the net assets distributable to shareholders because of the inability to locate shareholders to whom liquidation distributions are payable, the proper officer(s) of the Fund may create in the name and on behalf of the Fund a liquidation trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such trust for the benefit of the stockholders that cannot be located. The expense of any such trust shall be charged against the assets held therein.

                                    HEARTLAND GROUP, INC.,
                                    Heartland Mid Cap Value Fund



                                    By:

                                        /s/ William J. Nasgovitz
                                        ---------------------------------------
                                         William J. Nasgovitz, President
ATTEST:

/s/ Jilaine Hummel Bauer
---------------------------------
Jilaine Hummel Bauer, Secretary

[Heartland
Logo]          Heartland Funds
------------------------------
AMERICA'S VALUE INVESTOR

CONTROL NUMBER:
999 999 999 9

                                     To Vote By Telephone:
Heartland Mid Cap Value Fund
                                     1.  Read the Proxy Statement and have
                                         your Proxy Card at hand.

                                     2.  Call Toll-free 1-888-221-0607.

                                     3.  Enter the 14-digit Control Number
                                         found on your Proxy Card.

                                     4.  Follow the simple instructions.

Revocable Proxy for Special Meeting of Shareholders.  This Proxy Is Solicited on
                        Behalf of the Board of Directors

The undersigned hereby appoints William J. Nasgovitz, Patrick J. Retzer and Williard H. Davidson, and each of them, proxy, with full power of substitution, to vote all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders of the Heartland Mid Cap Value Fund to be held on the Eighth Floor of the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin at 10:00 a.m. on Tuesday, November 30, 1999, or at any adjournment thereof, with respect to the matters set forth on this proxy and described in the Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.

The Proposal affecting your Fund is listed on the reverse side. Be sure to read the detailed discussion of this proposal in the Proxy Statement.




Dated: ___________________, 1999

(Please sign exactly as name appears at left. If stock is owned by more than one person, all owners should sign.
Persons signing as executors, administrators, trustees or in similar capacities should so indicate.)

|                                                            |
|                                                            |
|------------------------------------------------------------|
BE SURE TO SIGN YOUR PROXY CARD!
                                          HEARTLAND

Shares represented by this proxy will be voted as directed by the Shareholder. IF NO DIRECTION IS SUPPLIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
                                                      ---

Please vote by filling in the appropriate box below using blue or black ink or dark pencil. Do Not use red ink.





                                                FOR    AGAINST    ABSTAIN
-------------------------------------------------------------------------

1.   To consider and adopt a Plan of            [_]      [_]        [_]
     Liquidation pursuant to which the
     Fund's assets will be liquidated,
     known liabilities satisfied and
     remaining proceeds distributed to
     shareholders.


2.   To transact such other business as         [_]      [_]        [_]
     may properly come before the
     meeting.
-------------------------------------------------------------------------